EXHIBIT 3.2

SECOND AMENDED AND RESTATED BYLAWS
OF
PARTY CITY HOLDCO INC.

SECTION 1 — STOCKHOLDERS

Section 1.1            Annual Meeting. An annual meeting of the stockholders of Party City Holdco Inc. (the “Corporation”) for the election of directors to succeed those whose term expire and for the transaction of such other business as may properly come before the meeting shall be held at the place, if any, within or without the State of Delaware, on the date and at the time that the board of directors of the Corporation (the “Board of Directors”) shall each year fix. Unless stated otherwise in the notice of the annual meeting of the stockholders of the Corporation, such annual meeting shall be at the principal office of the Corporation.

Section 1.2            Advance Notice of Nominations and Proposals of Business.

(a)               Nominations of persons for election to the Board of Directors and proposals for business to be transacted by the stockholders at an annual meeting of stockholders may be made (i) pursuant to the Corporation’s notice with respect to such meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or any committee thereof or (iii) by any stockholder of record of the Corporation who (A) was a stockholder of record at the time of the giving of the notice contemplated in Section 1.2(b), (B) is entitled to vote at such meeting and (C) has complied with the notice procedures set forth in this Section 1.2. Subject to Section 1.2(i) and except as otherwise required by law, clause (iii) of this Section 1.2(a) shall be the exclusive means for a stockholder to make nominations or propose other business (other than matters properly brought pursuant to applicable provisions of federal law, including the Securities Exchange Act of 1934 (as amended from time to time, the “Act”) and the rules and regulations of the Securities and Exchange Commission thereunder) before an annual meeting of stockholders.

(b)               For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 1.2(a), (i) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation with the information contemplated by Section 1.2(c), and (ii) the business must be a proper matter for stockholder action under the Delaware General Corporation Law (the “DGCL”). The notice requirements of this Section 1.2 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Act and such stockholder’s proposal has been included in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting.

(c)               To be timely, a stockholder’s notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation a date (i) not less than 90 nor more than 120 days prior to the anniversary date of the prior year’s annual meeting or (ii) if there was no annual meeting in the prior year or if the date of the current year’s annual meeting is more than 30 days before or after the anniversary date of the prior year’s annual meeting, on or before 10 days after the day on which the date of the current year’s annual meeting is first disclosed in a public announcement. In no event shall any adjournment or postponement of

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an annual meeting or the announcement thereof commence a new time period for the delivery of such notice. Such notice from a stockholder must include (i) as to each nominee that the stockholder proposes for election or reelection as a director, (A) all information relating to such nominee that would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Act and such nominee’s written consent to serve as a director if elected, and (B) a description of all direct and indirect compensation and other material monetary arrangements, agreements or understandings during the past three years, and any other material relationship, if any, between or concerning such stockholder and its respective affiliates or associates, or others with whom they are acting in concert, on the one hand, and the proposed nominee, and his or her respective affiliates or associates, on the other hand; (ii) as to each proposal that the stockholder seeks to bring before the meeting, a brief description of such proposal, the reasons for making the proposal at the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment) and any material interest that the stockholder has in the proposal; (iii) (A) the name and address of the stockholder giving the notice and the Stockholder Associated Person (as defined below), if any, on whose behalf the nomination or proposal is made, (B) the class (and, if applicable, series) and number of shares of stock of the Corporation that are, directly or indirectly, owned beneficially or of record by the stockholder or any Stockholder Associated Person, (C) a description of any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class (or, if applicable, series) of shares of stock of the Corporation or with a value derived in whole or in part from the value of any class (or, if applicable, series) of shares of stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (each, a “Derivative Instrument”) directly or indirectly owned beneficially or of record by such stockholder or any Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of stock of the Corporation of the stockholder or any Stockholder Associated Person, (D) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any securities of the Corporation, (E) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or beneficially owns an interest in a general partner, (F) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of the shares of stock of the Corporation or Derivative Instruments, (G) any other information relating to such stockholder and Stockholder Associated Person, if any, required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Act, (H) a representation that the stockholder is a holder of record of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (I) a certification as to whether or not the stockholder and all Stockholder Associated Persons have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s and each Stockholder Associated Person’s acquisition of shares of capital stock or other securities of the

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Corporation and the stockholder’s and each Stockholder Associated Person’s acts or omissions as a stockholder (or beneficial owner of securities) of the Corporation and (J) whether either the stockholder intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares reasonably believed by such stockholder to be sufficient to elect such nominee or nominees or otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination. For purposes of these bylaws, a “Stockholder Associated Person” of any stockholder means (i) any “affiliate” or “associate” (as those terms are defined in Rule 12b-2 under the Act) of such stockholder, (ii) any beneficial owner of any capital stock or other securities of the Corporation owned of record or beneficially by such stockholder, (iii) any person directly or indirectly controlling, controlled by or under common control with any such Stockholder Associated Person referred to in clause (i) or (ii) above, and (iv) any person acting in concert in respect of any matter involving the Corporation or its securities with either such stockholder or any beneficial owner of any capital stock or other securities of the Corporation owned of record or beneficially by such stockholder; “beneficial ownership” shall be determined in accordance with Rule 13d-3 promulgated under the Act; and “control” means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and “controlled” and “controlling” have meanings correlative to the foregoing. In addition, in order for a nomination to be properly brought before an annual or special meeting by a stockholder pursuant to clause (iii) of Section 1.2(a), any nominee proposed by a stockholder shall complete a questionnaire, in a form provided by the Corporation, and deliver a signed copy of such completed questionnaire to the Corporation within 10 days of the date that the Corporation makes available to the stockholder seeking to make such nomination or such nominee the form of such questionnaire. The Corporation may require any proposed nominee to furnish such other information as may be reasonably requested by the Corporation to determine the eligibility of the proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of the nominee. The information required to be included in a notice pursuant to this Section 1.2(c) shall be provided as of the date of such notice and shall be supplemented by the stockholder not later than 10 days after the record date for the determination of stockholders entitled to notice of the meeting to disclose any changes to such information as of the record date. The information required to be included in a notice pursuant to this Section 1.2(c) shall not include any ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is directed to prepare and submit the notice required by this Section 1.2(c) on behalf of a beneficial owner of the shares held of record by such broker, dealer, commercial bank, trust company or other nominee and who is not otherwise affiliated or associated with such beneficial owner.

(d)               Subject to the certificate of incorporation of the Corporation (the “Certificate of Incorporation”), Section 1.2(i) and applicable law, only persons nominated in accordance with procedures stated in this Section 1.2 shall be eligible for election as and to serve as a member of the Board of Directors and the only business that shall be conducted at an annual meeting of stockholders is the business that has been brought before the meeting in accordance with the procedures set forth in this Section 1.2. The chairman of the meeting shall have the power and the duty to determine whether a nomination or any proposal has been made according to the

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procedures stated in this Section 1.2 and, if any nomination or proposal does not comply with this Section 1.2, unless otherwise required by law, the nomination or proposal shall be disregarded.

(e)               For purposes of this Section 1.2, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Act.

(f)                Notwithstanding the foregoing provisions of this Section 1.2, a stockholder shall also comply with (i) that certain Stockholders Agreement, dated as of __, 2023, by and among the Corporation and the stockholders party thereto (as amended, modified or supplemented from time to time in accordance with the terms thereof, the “Stockholders Agreement”) and (ii) all applicable requirements of the Act and the rules and regulations thereunder with respect to matters set forth in this Section 1.2. Nothing in this Section 1.2 shall affect any rights, if any, of stockholders to request inclusion of nominations or proposals in the Corporation’s proxy statement pursuant to applicable provisions of federal law, including the Act.

(g)               Notwithstanding the foregoing provisions of this Section 1.2, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business or does not provide the information required by Section 1.2(c), including any required supplement thereto, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.2, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(h)               Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 1.2 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 1.2. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (b) of this Section 1.2 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which

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public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(i)                 All provisions of this Section 1.2 are subject to, and nothing in this Section 1.2 shall in any way limit the exercise, or the method or timing of the exercise of, the rights of any person granted by the Corporation to nominate directors, which rights may be exercised without compliance with the provisions of this Section 1.2.

Section 1.3            Special Meetings; Notice.

Special meetings of the stockholders of the Corporation may be called only in the manner set forth in the Certificate of Incorporation. Notice of every special meeting of the stockholders of the Corporation shall state the purpose(s) of such meeting. Except as otherwise required by law or section 1.2(h), the business conducted at a special meeting of stockholders of the Corporation shall be limited exclusively to the business set forth in the Corporation’s notice of meeting, and the individual or group calling such meeting shall have exclusive authority to determine the business included in such notice.

Section 1.4            Notice of Meetings.

Notice of the place, if any, date and time of all meetings of stockholders of the Corporation, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for the stockholders entitled to notice of the meeting) and the means of remote communications, if any, by which stockholders and proxy holders may be deemed present and vote at such meeting, and, in the case of all special meetings of stockholders, the purpose(s) of the meeting, shall be given, not less than 10 nor more than 60 days before the date on which such meeting is to be held, to each stockholder entitled to notice of the meeting.

The Corporation may postpone or cancel any previously called annual or special meeting of stockholders of the Corporation by making a public announcement (as defined in Section 1.2(e)) of such postponement or cancellation prior to the meeting. When a previously called annual or special meeting is postponed to another time, date or place, if any, notice of the place (if any), date and time of the postponed meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for the stockholders entitled to notice of the meeting) and the means of remote communications, if any, by which stockholders and proxy holders may be deemed present and vote at such postponed meeting, shall be given in conformity with this Section 1.4 unless such meeting is postponed not more than 60 days after initial notice of the meeting was provided in conformity with this Section 1.4.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; however, if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place,

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if any, date and time of the adjourned meeting and the means of remote communication, if any, by which stockholders and proxy holders may be deemed present and vote at such adjourned meeting, shall be given in conformity herewith to each stockholder of record entitled to vote at such adjourned meeting. At any adjourned meeting, any business may be transacted that may have been transacted at the original meeting.

Section 1.5            Quorum.

At any meeting of the stockholders, the holders of shares of stock of the Corporation entitled to cast a majority of the total votes entitled to be cast by the holders of all outstanding capital stock of the Corporation, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number is required by applicable law or the Certificate of Incorporation. If a separate vote by one or more classes or series is required, the holders of shares entitled to cast a majority of the total votes entitled to be cast by the holders of the shares of the class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, if any, date and time.

Section 1.6            Organization.

The Chairman of the Board of Directors or, in his or her absence, the person whom the Board of Directors designates or, in the absence of that person or the failure of the Board of Directors to designate a person, the Chief Executive Officer of the Corporation or, in his or her absence, the person chosen by the holders of a majority of the shares of capital stock entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders of the Corporation and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be the person the chairman appoints.

Section 1.7            Conduct of Business.

The chairman of any meeting of stockholders of the Corporation shall determine the order of business and the rules of procedure for the conduct of such meeting, including the manner of voting and the conduct of discussion as he or she determines to be in order. The chairman shall have the power to adjourn the meeting to another place, if any, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and (for any or no reason) to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the

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chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairman of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a nomination or matter of business was not properly brought before the meeting and if such chairman should so determine, such chairman shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.8            Proxies; Inspectors.

(a)               At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by applicable law.

(b)               Prior to a meeting of the stockholders of the Corporation, the Corporation shall appoint one or more inspectors to act at a meeting of stockholders of the Corporation and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by applicable law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before beginning the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of inspectors. The inspectors shall have the duties prescribed by applicable law.

Section 1.9            Voting.

Except as otherwise required by the rules or regulations of any stock exchange on which any capital stock of the Corporation may be listed or pursuant to any law or regulation applicable to the Corporation or its securities or by the Certificate of Incorporation, the Stockholders Agreement or these bylaws, all matters other than the election of directors shall be determined by a majority of the votes cast on the matter affirmatively or negatively. Subject to the provisions of the Stockholders Agreement, all elections of directors shall be determined by a plurality of the votes cast.

Section 1.10        Stock List.

A complete list of stockholders of the Corporation entitled to vote at any meeting of stockholders of the Corporation, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder, shall be open to the examination of any such stockholder, for any purpose germane to a meeting of the stockholders of the Corporation, for a period of at least 10 days before the meeting (i) on a reasonably accessible electronic network, provided that the information required

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to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours at the principal place of business of the Corporation; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before such meeting date.

The stock list shall also be open to the examination of any such stockholder during the entire meeting. The Corporation may look to this list as the sole evidence of the identity of the stockholders entitled to vote at a meeting and the number of shares held by each stockholder.

Section 1.11        Written Consent.

Except as otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Corporation may be taken without a meeting, if consent to such action is delivered in writing or via electronic transmission by such number of stockholders that would be required if such action were voted on at a meeting of the stockholders. Such written consent or a record of such electronic transmission shall be filed with the records of the Corporation.

SECTION 2 — BOARD OF DIRECTORS

Section 2.1            Qualifications of Directors.

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities these bylaws expressly confer upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not prohibited by the DGCL or by the Certificate of Incorporation, the Stockholders Agreement or by these bylaws required to be exercised or done by the stockholders. Directors need not be stockholders to be qualified for election or service as a director of the Corporation.

Section 2.2            Removal; Resignation.

Subject to the provisions of the Stockholders Agreement, any director may be removed with or without cause in any manner allowed by applicable law and the provisions of the Stockholders Agreement. Any director may resign at any time upon notice given in writing, including by electronic transmission, to the Corporation.

Section 2.3            Regular Meetings.

Regular meetings of the Board of Directors shall be held at the place (if any), on the date and at the time as shall have been established by the Board of Directors and publicized among all directors. A notice of a regular meeting, the date of which has been so publicized, shall not be required.

Section 2.4            Special Meetings.

Subject to the provisions of the Stockholders Agreement, special meetings of the Board of Directors may be called at any time by either (i) the Board of Directors or (ii) the stockholders of

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the Corporation holding not less than a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote, in each case on the date and at the time as they shall fix. Written notice (including by means of electronic transmission) of the place, if any, date and time of each special meeting shall be given to each director thereof not less than seventy-two hours before the meeting. Any and all business may be transacted at a special meeting of the Board of Directors.

Section 2.5            Quorum.

Subject to the provisions of the Stockholders Agreement, (i) at any meeting of the Board of Directors, a majority of the total number of directors then in office shall constitute a quorum for all purposes and (ii) if a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, if any, date or time, without further notice or waiver thereof.

Section 2.6            Participation in Meetings By Conference Telephone or Other Communications Equipment.

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors or committee thereof by means of conference telephone or other communications equipment by means of which all directors participating in the meeting can hear each other director, and such participation shall constitute presence in person at the meeting.

Section 2.7            Conduct of Business.

At any meeting of the Board of Directors, business shall be transacted in the order and manner that the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided in the Certificate of Incorporation, the Stockholders Agreement or these bylaws or required by applicable law. Subject to the provisions of the Stockholders Agreement, the Board of Directors or any committee thereof may take action without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings, or electronic transmission or electronic transmissions, are filed with the minutes of proceedings of the Board of Directors or any committee thereof. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.8            Compensation of Directors.

Subject to the provisions of the Stockholders Agreement, the Board of Directors shall be authorized to fix the compensation of directors. The directors of the Corporation shall be paid their expenses, if any, of attendance at each meeting of the Board of Directors and shall be reimbursed a fixed sum for attendance at each meeting of the Board of Directors, paid an annual retainer or paid other compensation, including equity compensation, as directors of the Corporation. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees may have their expenses, if any, of attendance of each meeting of such committee reimbursed and may be paid compensation for attending committee meetings or being a member of a committee.

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SECTION 3 — COMMITTEES

Section 3.1            Committees of the Board of Directors.

The Board of Directors may designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees, subject to the provisions of the Stockholders Agreement, appoint a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. All provisions of this Section 3.1 are subject to, and nothing in this Section 3.1 shall in any way limit the exercise or method or timing of the exercise of, the rights of any person granted by the Corporation with respect to the existence, duties, composition or conduct of any committee of the Board of Directors.

SECTION 4 — OFFICERS

Section 4.1            Generally.

The officers of the Corporation shall consist of a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurer, a Chief Financial Officer and other officers as may from time to time be appointed by the Board of Directors. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person. The compensation of officers appointed by the Board of Directors shall be determined from time to time by the Board of Directors or a committee thereof or by the officers as may be designated by resolution of the Board of Directors.

Section 4.2            President.

Unless otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. Subject to the provisions of these bylaws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers that are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. He or she shall have the power to sign all stock certificates, contracts and other instruments of the Corporation that are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

Section 4.3            Vice President.

Each Vice President shall have the powers and duties delegated to him or her by the Board of Directors or the President. One Vice President may be designated by the Board of Directors to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.

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Section 4.4            Secretary and Assistant Secretaries.

The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform other duties as the Board of Directors may from time to time prescribe.

Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or, if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

Section 4.5            Chief Financial Officer, Treasurer and Assistant Treasurers.

The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Chief Financial Officer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The President may direct the Treasurer or any Assistant Treasurer to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

Section 4.6            Delegation of Authority.

The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 4.7            Removal.

The Board of Directors may remove any officer of the Corporation at any time, with or without cause.

Section 4.8            Action with Respect to Securities of Other Companies.

Unless otherwise directed by the Board of Directors, the President, or any officer of the Corporation authorized by the President, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders or equityholders of, or with respect to any action of, stockholders or equityholders of any other entity in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other entity.

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SECTION 5 — STOCK

Section 5.1            Certificates of Stock.

Shares of the capital stock of the Corporation may be certificated or uncertificated, as provided in the DGCL. Stock certificates shall be signed by, or in the name of the Corporation by, (i) the Chairman of the Board (if any) or the Vice Chairman of the Board (if any), the President or a Vice President, and (ii) the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, or the Chief Financial Officer certifying the number of shares owned by such stockholder. Any signatures on a certificate may be by facsimile.

Section 5.2            Transfers of Stock.

Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation (within or without the State of Delaware) or by transfer agents designated to transfer shares of the stock of the Corporation.

Section 5.3            Lost, Stolen or Destroyed Certificates.

In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to regulations as the Board of Directors may establish concerning proof of the loss, theft or destruction and concerning the giving of a satisfactory bond or indemnity.

Section 5.4            Regulations.

The issue, transfer, conversion and registration of certificates of stock of the Corporation shall be governed by other regulations as the Board of Directors may establish.

Section 5.5            Record Date.

(a)               In order for the Corporation to determine the stockholders of the Corporation entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may, except as otherwise required by applicable law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than 60 nor less than 10 days before the date of any meeting of stockholders. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders of the Corporation shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b)               A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders of the Corporation shall apply to any postponement or adjournment of the meeting, provided, that the Board of Directors may fix a new record date for determination of the stockholders entitled to vote at a postponed or adjourned meeting, and in such case shall also fix the record date of the stockholders entitled to notice of such postponed or

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adjourned meeting at the same or on an earlier date as that fixed for determination of the stockholders entitled to vote at the postponed or adjourned meeting.

(c)               In order that the Corporation may determine the stockholders of the Corporation entitled to consent to corporate action in writing without a meeting (until such time as stockholders are no longer permitted to act by written consent pursuant to the Certificate of Incorporation), the Board of Directors may fix a record date, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request that the Board of Directors fix a record date. The Board of Directors shall promptly, but in any event no later than 10 days after the date on which such a request is received, adopt a resolution fixing the record date (unless the Board of Directors has previously fixed a record date pursuant to the first sentence hereof). If no record date has been fixed by the Board of Directors pursuant to the first sentence hereof or otherwise within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, where no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered agent in Delaware, its principal place of business or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are reported. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be the close of business on the date on which the Board of Directors adopts the resolution taking the prior action.

(d)               In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 6 — NOTICES

Section 6.1            Notices.

Except as otherwise provided herein or permitted by applicable law, notices to stockholders shall be in writing and delivered personally or mailed to the stockholders at their addresses appearing on the books of the Corporation. If mailed, notice to a stockholder of the Corporation shall be deemed given when deposited in the mail, postage prepaid, directed to a stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to

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stockholders of the Corporation may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

Section 6.2            Waivers.

A written waiver of any notice, signed by a stockholder or director, or a waiver by electronic transmission by such person or entity, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person or entity. Neither the business nor the purpose of any meeting need be specified in the waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 7— MISCELLANEOUS

Section 7.1            Corporate Seal.

The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 7.2            Reliance upon Books, Reports, and Records.

Each director and each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books and records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers, agents or employees, or committees of the Board of Directors so designated, or by any other person or entity as to matters which such director or committee member reasonably believes are within such other person’s or entity’s professional or expert competence and that has been selected with reasonable care by or on behalf of the Corporation.

Section 7.3            Fiscal Year.

The fiscal year of the Corporation shall be as fixed by the Board of Directors. If the Board of Directors makes no determination to the contrary, the fiscal year of the Corporation shall be the twelve months ending with December 31, in each year.

Section 7.4            Time Periods.

In applying any provision of these bylaws that requires that an act be done or not be done a specified number of days before an event or that an act be done during a specified number of days before an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

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Section 7.5            Conflicts.

In the event of any conflict between the terms and provisions of these bylaws and those contained in the Stockholders Agreement, the terms and provisions of the Stockholders Agreement shall govern.

SECTION 8 — AMENDMENTS

These bylaws may be altered, amended or repealed in accordance with the Certificate of Incorporation and the DGCL.

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